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                                                                  EXHIBIT 99.14B

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus for the Galaxy II Utilities Index Fund (one of the portfolios constituting the Galaxy Fund II) and "Financial Statements" and "Auditors" and in the Galaxy Fund II Statement of Additional Information and to the incorporation by reference of our report dated May 3, 2002 with respect to those financial statements and financial highlights included in the Galaxy Fund II Annual Report dated March 31, 2002, which Prospectus, Statement of Additional Information, and our report are incorporated by reference in the Combined Prospectus and Proxy Statement in this Post-Effective Amendment No. 1 to the Registration Statement on Form N-14 of the Liberty Funds Trust IV. We further consent to the references to us under the headings "Other Service Providers for the Liberty Fund and the Galaxy II Fund" and in "Appendix A -- Agreement and Plan of Reorganization" (paragraph 4.1(f))", in such Combined Prospectus and Proxy Statement.

                                                   /s/ ERNST & YOUNG LLP

Boston, Massachusetts
August 21, 2002